UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 29, 2017

(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands, B.W.I.	0-25248	98-0619652
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Regatta Office Park

Windward Three, 4th Floor

West Bay Road, P.O. Box 1114

Grand Cayman, KY1-1102

Cayman Islands

(Address of Principal Executive Offices)

(345) 945-4277

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, effective September 1, 2011, Consolidated Water Co. Ltd. (the “Company”) entered into an employment agreement (the “Original Tonner Agreement”) with John Tonner, pursuant to which Mr. Tonner served as the Company’s Executive Vice President and Chief Operating Officer. On March 29, 2017, the Company entered into an amended and restated employment agreement (the “Amended Tonner Agreement”) with Mr. Tonner, which agreement is to have retroactive effect to December 1, 2016. Pursuant to the Amended Tonner Agreement, Mr. Tonner will serve as the Company’s Executive Vice President and Chief Commercial Officer and have the responsibilities inherent to such position. The Amended Tonner Agreement also permits Mr. Tonner to elect to terminate his employment and receive a lump sum payment equal to his then current base salary upon a “Change in Control” (as defined in the Amended Tonner Agreement).

Additionally, as previously reported, effective January 1, 2008, the Company entered into an employment agreement (the “Original Jerrybandan Agreement”) with Ramjeet Jerrybandan, pursuant to which Mr. Jerrybandan served as the Company’s Vice President of Overseas Operations. On March 29, 2017, the Company entered into an amendment to the Original Jerrybandan Agreement (the “Jerrybandan Amendment”) with Mr. Jerrybandan, which amendment is to have retroactive effect to December 1, 2016. Pursuant to the Jerrybandan Amendment, Mr. Jerrybandan has been promoted to Executive Vice President of Operations and will have the responsibilities associated with such position. Pursuant to the Jerrybandan Amendment, Mr. Jerrybandan’s annual base salary will be increased from approximately $185,000 to $240,000.

The foregoing descriptions of the Amended Tonner Agreement and the Jerrybandan Amendment do not purport to be complete and are qualified in their entirety by reference to the Amended Tonner Agreement and the Jerrybandan Amendment, which are attached hereto as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference. None of the other terms of the Original Tonner Agreement or the Original Jerrybandan Agreement were modified in any material respect.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Title

10.1	Amended and Restated Engagement Agreement dated March 29, 2017 between Consolidated Water Co. Ltd. and John Tonner.

10.2	First Amendment of Engagement Agreement dated March 29, 2017 between Consolidated Water Co. Ltd. and Ramjeet Jerrybandan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.

By:	/s/ David W. Sasnett
Name:	David W. Sasnett
Title:	Executive Vice President & Chief Financial Officer

Date: April 4, 2017